EXHIBIT 3(ii)




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                                     BYLAWS
                                       OF
                           DIVERSIFIED RESOURCES, INC.


                                    ARTICLE I
                                     OFFICES

Section l.  Offices:

     The principal office of the Corporation shall be determined by the Board of Directors, and the Corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

Section l.  Place:

     The place of stockholders' meetings shall be the principal office of the Corporation unless another location shall be determined and designated from time to time by the Board of Directors.

Section 2.  Annual Meeting:

     The annual meeting of the stockholders of the Corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held no later than one year after the end of the Corporation's fiscal year on a date to be determined by the Board of Directors.

Section 3.  Special Meetings:

     Special meetings of the stockholders for any purpose or purposes may be called only by the Chairman by the giving of notice in writing as hereinafter described.

Section 4.  Voting:

     At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Voting may be in person or by proxy appointed in writing, manually signed by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided therein.

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     Each  stockholder  shall  have  such  rights  to  vote as the  Articles  of
Incorporation provide for each share of stock registered in his name on the books of the Corporation. The Corporation may establish a record date, not to
exceed,   in  any  case,  sixty  (60)  days  preceding  the  meeting,   for  the
determination of stockholders entitled to vote. The Secretary of the Corporation shall make, at least ten (l0) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (l0) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

Section 5.  Order of Business:

     The order of business at any meeting of stockholders shall be as follows:

      l. Calling the meeting to order.

      2. Calling of roll.

      3. Proof of notice of meeting.

      4. Report of the Secretary of the stock represented at the meeting and the existence or lack of a quorum.

      5. Reading of minutes of last previous meeting and disposal of any unapproved minutes.

      6. Reports of officers.

      7. Reports of committees.

      8. Election of directors, if appropriate.

      9. Unfinished business.

      10    New business.

      11. Adjournment.

      12. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

Section 6.  Notices:

     Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than l0 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice

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shall be deemed  to be  delivered  when  deposited  in the  United  States  mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 7.  Quorum:

     A  quorum  at  any  annual  or  special   meeting   shall  consist  of  the
representation in person or by proxy of 33 1/3% of the issued and outstanding capital stock of the Corporation entitled to vote at such meeting. In the event a quorum be not present, the meeting may be adjourned by those present for a period not to exceed sixty (60) days at any one adjournment; and no further notice of the meeting or its adjournment shall be required.

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section l.  Organization and Powers:

     The Board of Directors shall constitute the policy-making or legislative authority of the Corporation. Management of the affairs, property, and business of the Corporation shall be vested in the Board of Directors. The number of directors shall not be less than three and will be established from time-to-time by a resolution of the directors. Directors standing for election shall be elected at the annual meeting of stockholders by a plurality vote.

     The directors shall be classified by dividing them into three classes, to be known as "Class I," "Class II" and "Class III". All directors, regardless of which class, shall be elected at the first annual meeting of this Corporation's shareholder following the adoption of these bylaws. The term of the initial Class I directors shall terminate on the date of the 2016 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 2017 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2018 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2016, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. The following chart illustrates the year which each class of directors will be elected:

            Class       2015        2016        2017        2018
            -----       ----        ----        ----        ----

               I          X           X
              II          X                       X
             III          X                                   X

        X  =   Directors in this class stand for election in year indicated


     Prior to the first annual meeting of this Corporation's shareholders following the adoption of these bylaws, the directors of this Corporation shall determine which persons will be nominated for election of each class.

     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class

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elected to fill a vacancy  resulting  from an  increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

     Notwithstanding the above, at least one-fourth of the total number of directors (or such other fraction as required by the Nevada Revised Statutes) must be elected at each annual meeting.

     A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     Directors need not be stockholders. Directors shall have all powers with respect to the management, control, and determination of policies of the Corporation that are not limited by these Bylaws, the Articles of Incorporation, or by statute, and the enumeration of any power shall not be considered a limitation thereof.

Section 2.  Vacancies:

     Any vacancy on the Board of Directors, however resulting, may be filed by a majority of the directors then in office, even if less than a quorum, or by a sole remaining officer, or at a special meeting of the stockholders called for that purpose. Any director elected or appointed to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected or appointed.

Section 3.  Regular Meetings:

     A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after and at the same place as the annual meeting of stockholders or any special meeting of stockholders at which a director or directors shall have been elected. The Board of Directors will meet quarterly.

Section 4.  Special Meetings:

      Special meetings of the Board of Directors may be held at the principal office of the Corporation, or such other place as may be fixed, at any time on call only by the Chairman. A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of the directors duly called, constituted, and held.


Section 5.  Notices:

     Notices of both regular and special meetings, save when held by unanimous consent or participation, shall be mailed by the Chairman to each member of the Board not less than three days before any such meeting and notices of special meetings may state the purposes thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat.

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Section 6.  Quorum and Manner of Acting:

     A quorum for any meeting of the Board of Directors shall be a majority of the Board of Directors as then constituted. Any act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action of such majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board, shall always be as valid and effective in all respects as if otherwise duly taken by the Board of Directors.

Section 7.  Executive Committee:

     The Board of Directors may by resolution of a majority of the Board designate two (2) or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

Section 8.  Order of Business:

     The order of business at any regular or special meeting of the Board of Directors, unless otherwise prescribed for any meeting by the Board, shall be as follows:

      l. Reading and disposal of any unapproved minutes.

      2. Reports of officers and committees.

      3. Unfinished business.

      4. New business.

      5. Adjournment.

      6. To the extent that these Bylaws do not apply, Roberts' Rules of Order shall prevail.

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                                   ARTICLE IV
                                    OFFICERS

Section 1.  Officers:

     The Corporation shall have a President, a Secretary and a Treasurer, or officers having he equivalent thereof. The officers of the Corporation shall be those designated by the Board of Directors. The officers shall have the powers, responsibilities and duties as may be designated by the Board or the Corporation's Chief Executive Officer. In the discretion of the Board, one person may hold more than one office and two or more persons may serve in any one office.

     Notwithstanding the above, the Chief Executive Officer or the Secretary will have responsibility for the preparation and maintenance of minutes of the directors' and shareholders' meetings and other records and information required to be kept by the Corporation and for authenticating records of the Corporation.

Section 2.  Vacancies or Absences:

     If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

                                    ARTICLE V
                                      STOCK

Section 1.  Regulations:

     The Board of Directors shall have power and authority to take all such rules and regulations as they deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Corporation. The Board of Directors may appoint a Transfer Agent and/or a Registrar and may require all stock certificates to bear the signature of such Transfer Agent and/or Registrar.

Section 2.  Restrictions on Stock:

     The Board of Directors may restrict any stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable or by restricting the transfer of the stock, under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or by statute. Any stock so restricted must carry a stamped legend setting out the restriction or conspicuously noting the restriction and stating where it may be found in the records of the Corporation.

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                                   ARTICLE VI
                             DIVIDENDS AND FINANCES

Section l.  Dividends:

     Dividends may be declared by the directors and paid out of any funds legally available therefor, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the Corporation.

Section 2.  Monies:

     The monies, securities, and other valuable effects of the Corporation shall be deposited in the name of the Corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized by the Board of Directors from time to time.

Section 3.  Fiscal Year:

     The Board of Directors by resolution shall determine the fiscal year of the Corporation.

                                   ARTICLE VII
                                   AMENDMENTS

     These Bylaws may be altered, amended, or repealed by the Board of Directors by resolution of a majority of the Board.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such persons, against expenses actually and necessarily incurred in connection with the defense of any action, suit, or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, to the fullest provided by law.

                                   ARTICLE IX
                              CONFLICTS OF INTEREST

     No contract or other transaction of the Corporation with any other persons, firms or corporations, or in which the Corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such

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other firm or  corporation;  or by the fact that any  director or officer of the
Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction.

                                    ARTICLE X
                               SHAREHOLDER CLAIMS

     In the event that any shareholder initiates or asserts a claim against the Corporation, or any officer or director of the Corporation, including any derivative claim or claim purportedly filed on behalf of the Corporation, and the shareholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then such shareholder shall be obligated (jointly and severally in the event the claim us brought by more than one shareholder) to reimburse the Corporation and any officer or director of the Corporation for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorney's fees and other litigation expenses) that the Corporation or its officers or directors may incur in connection with such claim.